Exhibit 99.2

UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On October 1, 2010, PLX Technology, Inc. (“PLX” or the “Company”) completed the acquisition of Teranetics Inc. (“Teranetics”) pursuant to the Agreement and Plan of Merger (“Merger Agreement”) dated September 23, 2010.

For the purpose of the unaudited pro forma condensed combined financial statements, the acquisition was assumed to have occurred as of January 1, 2009 with respect to the unaudited pro forma condensed combined statements of operations and as of September 30, 2010 with respect to the unaudited pro forma condensed combined balance sheet.

The acquisition has been accounted for using the purchase method of accounting in accordance with Accounting Standards Codification (“ASC”) 805 - Business Combinations.  Under the purchase method of accounting, the total purchase consideration of the acquisition is allocated to the tangible assets and identifiable intangible assets and liabilities assumed based on their relative fair values.  The excess of the purchase consideration over the net tangible and identifiable intangible assets is recorded as goodwill.  The purchase price allocation is preliminary since the valuation of the net tangible and identifiable intangible assets is still being finalized.  Accordingly, the pro forma adjustments related to the purchase price allocation and certain other adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements.  Any revisions to the purchase price allocation are not expected to have a material impact on the statements of operations.

The unaudited pro forma condensed combined statements of operations do not reflect nonrecurring charges resulting from the acquisition transactions.  The nonrecurring charges adjusted out in the proforma condensed combined statement of operations which resulted from the acquisition include an interest premium on a convertible note triggered by the change in control, a bonus to Teranetics’ chief executive officer for completion of the acquisition, legal and investment banking acquisition related expenses, and a retention bonus to Teranetics’ employees.  In addition, the future costs under the PLX retention bonus are not reflected in the proforma condensed combined statements of operations as they are non-recurring.

The unaudited pro forma combined condensed financial information is for informational purposes only and does not purport to represent what the Company’s actual results would have been if the acquisition had been completed as of the date indicated above, or that may be achieved in the future.  The unaudited pro forma combined condensed statements of operations do not include the effects of any cost savings from operating efficiencies or synergies that may result from the acquisition.

The unaudited pro forma combined condensed financial statements, including the notes thereto, should be read in conjunction with the Company’s historical financial statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2009 filed on March 4, 2010 and quarterly reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010 filed on May 5, 2010, August 8, 2010 and November 4, 2010, respectively.

PLX TECHNOLOGY, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
(in thousands)

	As of September 30, 2010		Pro Forma		Pro Forma
	PLX	Teranetics	Adjustments		Combined

ASSETS
Current Assets:

Cash and cash equivalents	$25,100	$113	$(922)	(a)	$8,412
			(15,879)	(b)
Short-term investments	13,727	-	-		13,727
Accounts receivable, net	12,921	442	-		13,363
Inventories	14,168	444	-		14,612
Other current assets	3,519	510	(1,000)	(c)	2,879
			(150)	(d)
Total current assets	69,435	1,509	(17,951)		52,993
Property and equipment, net	11,452	673	-		12,125
Goodwill	1,367	-	25,389	(e)	26,756
Other purchased intangible assets	3,695	-	30,500	(f)	34,195
In-process IPR&D	-	-	-		-
Long-term investments	4,305	-	-		4,305
Other assets	2,192	42	-		2,234
Total assets	$92,446	$2,224	$37,938		$132,608

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$7,320	$2,890	$(1,247)	(b)	$8,963
Line of credit	-	2,262	(1,000)	(c)	-
			(1,262)	(b)
Convertible promissory note	-	8,728	(8,728)	(b)	-
Accrued compensation and benefits	3,256	7,386	(2,664)	(b)	6,631
			(1,347)	(g)
Accrued commissions	729	-	-		729
Income taxes payable	812	-	-		812
Short term capital lease obligation	1,131	-	-		1,131
Deferred revenue	-	500	(500)	(d)	-
Other accrued expenses	1,437	3,018	(1,978)	(b)	2,477
Total current liabilities	14,685	24,784	(18,725)		20,744
Long-term capital lease obligation	295	-	-		295
Long-term notes payable	-	-	6,650	(h)	6,650
Total liabilities	14,980	24,784	(12,075)		27,689

Stockholders' equity (deficit):
Convertible preferred stock	-	62,047	(62,047)	(i)	-
Common stock	37	27	7	(j)	44
			(27)	(i)
Additional paid-in capital	155,098	32,565	27,447	(j)	182,545
			(32,565)	(i)
Accumulated other comprehensive income	(122)	-	-		(122)
Accumulated deficit	(77,547)	(117,199)	117,199	(i)	(77,547)
Total stockholders' equity (deficit)	77,466	(22,560)	50,014		104,920
Total liabilities and stockholders' equity (deficit)	$92,446	$2,224	$37,938		$132,608

PLX TECHNOLOGY, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
(in thousands)

	For the year ended December 31, 2009
			Pro Forma		Pro Forma
	PLX	Teranetics	Adjustments		Combined
Net revenues	$82,832	$3,454	$-		$86,286
Cost of revenues	35,900	2,495	-		38,395
Gross margin	46,932	959	-		47,891

Operating expenses
Research and development	31,387	14,039	-		45,426
Selling, general and administrative	24,719	3,628	-		28,347
Acquisition and restructuring related costs	2,900	-	-		2,900
Amortization of purchased intangible assets	3,416	-	8,250	(k)	11,666
Total operating expenses	62,422	17,667	8,250		88,339
Operating loss	(15,490)	(16,708)	(8,250)		(40,448)
Interest income	622	58	-		680
Interest expense	(450)	(1,139)	(187)	(l)	(637)
			1,139	(m)
Other income (expense), net	164	-	-		164
Loss on fair value remeasurement	(3,842)	-	-		(3,842)
Loss before provision for income taxes	(18,996)	(17,789)	(7,298)		(44,083)
Provision for (benefit from) income taxes	(194)	-	-	(q)	(194)
Net loss	$(18,802)	$(17,789)	$(7,298)		$(43,889)

Basic and diluted net loss per share	$(0.53)				$(1.02)

Shares used to compute basic and diluted per share amounts	35,653		7,400		43,053

PLX TECHNOLOGY, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
(in thousands)

	For the nine months ended September 30, 2010
			Pro Forma		Pro Forma
	PLX	Teranetics	Adjustments		Combined
Net revenues	$88,774	$2,638	$-		$91,412
Cost of revenues	37,010	1,905	-		38,915
Gross margin	51,764	733	-		52,497

Operating expenses
Research and development	23,392	17,931	(4,007)	(n)	37,316
Selling, general and administrative	19,734	5,235	(1,338)	(n)	22,284
			(1,347)	(o)
Acquisition and restructuring related costs	510	2,029	(2,539)	(p)	-
Amortization of purchased intangible assets	1,945	-	4,950	(k)	6,895
Total operating expenses	45,581	25,195	(4,281)		66,495
Operating loss	6,183	(24,462)	4,281		(13,998)
Interest income	163	2	-		165
Interest expense	(50)	(6,939)	(30)	(l)	(80)
			6,939	(m)
Other income (expense), net	(5)	-	-		(5)
Income (loss) before provision for income taxes	6,291	(31,399)	11,190		(13,918)
Provision for (benefit from) income taxes	1,948	-	-	(q)	1,948
Net income (loss)	$4,343	$(31,399)	$11,190		$(15,866)

Basic net income (loss) per share	$0.12				$(0.36)

Shares used to compute basic per share amounts	37,068		7,400		44,468

Diluted net income (loss) per share	$0.11				$(0.36)

Shares used to compute diluted per share amounts	37,795		7,400		44,468
			(727)

PLX TECHNOLOGY, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1.  BASIS OF PRO FORMA PRESENTATION

On October 1, 2010, PLX Technology, Inc. (“PLX” or the “Company”) completed the acquisition of Teranetics Inc. (“Teranetics”) pursuant to the Agreement and Plan of Merger (“Merger Agreement”) dated September 23, 2010.

The unaudited pro forma financial combined condensed balance sheet as of September 30, 2010 is based on the historical financial statements of the Company and Teranetics after giving effect to the acquisition adjustments resulting from the acquisition of Teranetics.  The unaudited pro forma combined balance sheet as of September 30, 2010 is presented as if the acquisition had occurred on September 30, 2010.

The unaudited pro forma combined statements of operations for the year ended December 31, 2009 and the nine months ended September 30, 2010 are based on the historical financial statements of the Company for the year and nine months then ended and Teranetics’ financial statements for the year and nine months then ended after giving effect to the acquisition adjustments.  The unaudited pro forma combined statements of operations are presented as if the acquisition had occurred on January 1, 2009.

2. PURCHASE PRICE ALLOCATION

As a part of the Merger Agreement, the Company acquired all of the outstanding shares of capital stock of Teranetics for a purchase price of $34,679,000, consisting of common stock of PLX, cash and promissory notes.

	Common Stock	Cash at	Notes	Bridge
	of PLX	Closing	A and B	Note	Total

Purchase price	$26,406	$887	$6,386	$1,000	$34,679
Allocated to CEO bonus	1,048	35	264	-	1,347
Payment of assumed liabilities	-	15,879	-	-	15,879
Total	$27,454	$16,801	$6,650	$1,000	$51,905

Under the merger agreement, PLX issued 7,399,980 shares of its common stock, with a closing price of $3.71 at date of acquisition for an aggregate value of approximately $27.5 million and cash of $922,000.  In addition PLX issued two promissory notes in the aggregate amount of approximately $6.9 million.  One note is for the principal amount of approximately $1.5 million and is due 3 years after the closing of the Merger, and the other note is for the principal amount of $5.4 million and is due 12 months after the closing of the Merger (this $5.4 million note is to be delivered into an escrow fund that may be used to satisfy indemnity obligations owed to PLX).  The stated interest rate on the promissory notes is 0.46%.  In accordance with ASC 805, the promissory notes were fair valued based on market interest rates and the assessed fair value of the promissory notes are approximately $6.7 million.

Under a prior employment agreement between Teranetics and its chief executive officer, the chief executive officer was entitled to receive a bonus for services rendered based on the merger consideration amount.  The agreement provided that the chief executive officer was to receive his distribution in the same manner and timing in which the shareholders of Teranetics receive their purchase consideration and did not require continuing employment after the merger.  The chief executive officer’s retention bonus of approximately $1.3 million is included in the stock, cash and promissory notes issued.

PLX made a bridge loan to Teranetics in the amount of $1 million prior to entering into the Merger Agreement.  The bridge note was entered into during negotiations to support the working capital needs of Teranetics and in contemplation of the Merger.  Upon closing, the $1 million bridge note is also considered part of the merger consideration provided as part of the purchase price.

In addition to consideration transferred to former stockholders of Teranetics, PLX made payments at closing in the amount of $15.9 million to repay debt and other assumed liabilities.  The payments consisted of $11.2 million for convertible promissory note and line of credit debt, along with accrued interest, $2.7 million to employees of Teranetics for the initial payments under  the Teranetics Employee Retention Plan and $2.0 million of payables for legal and investment banking services performed prior closing in connection with the merger.

The allocation of the purchase price paid for Teranetics is based on the estimated fair values of the acquired assets and liabilities assumed of Teranetics as of October 1, 2010.  The allocation of the purchase price is preliminary since the valuation of the net tangible and identifiable intangible assets is still being finalized.  The final amounts allocated to assets and liabilities could change from the information presented in the unaudited pro forma combined condensed financial statements and these changes could be material.

The preliminary allocation of purchase price based on estimated fair values (in thousands):

Net liabilities	$(21,210)
Indentifiable intangible assets
Existing and core technology	20,100
Customer Relationships	10,200
Trade name	200
In process research and development (1)	-
Goodwill	25,389
Total purchase price	$34,679

(1)	Current development efforts are not expected to generate positive cash flow contributions

Following is a reconciliation of the net tangible assets (in thousands):

Net stockholders' deficit per historical Teranetics financial statements as of 9/30/10	$(22,560)
Adjustment to bridge note (1)	1,000
Adjustment to deferred cost (2)	(150)
Adjustment to deferred revenue (2)	500
Net tangible assets	$(21,210)

(1)	Refer to item (c) in Footnote 3
(2)	Refer to item (d) in Footnote 3

Intangible assets

The fair value of intangible assets of $30.5 million has been allocated to the following asset categories:

			Nine Month		Estimated
	Preliminary	First Year	of Year 2	Amortization	Useful
	Fair Value	Amortization	Amortization	Method	Life
Existing and core technology	$20,100	$3,350	$2,512	Straight line	6 Years
Customer Relationships	10,200	4,800	2,363	Accelerated	3.5 Years
Trade Name	200	100	75	Straight line	2 Years
Totals	$30,500	$8,250	$4,950

3. PRO FORMA ADJUSTMENTS

The unaudited pro forma combined condensed balance sheet and statement of operations gives effect to the following adjustments:

(a)	To record payment at closing to the escrow account and shareholders representative fund.

(b)	To record payment of notes payable and other assumed liabilities at closing that were required to be paid under the terms of the merger agreement.

(c)	To adjust the bridge note between PLX and Teranetics entered into during the negotiation to purchase price consideration.

(d)
To eliminate Teranetics deferred revenue and associated deferred cost for development work on behalf of a customer as no there was no performance obligation required to earn this revenue and no fair value was recorded upon acquisition.

(e)	To record goodwill for the excess of cost over the fair value of acquired net tangible and intangible assets.

(f)	To record the preliminary fair values of Teranetics intangible assets acquired.

(g)
To adjust retention bonus accrual to the chief executive officer for the portion paid in cash and stock at closing and amounts allocated to the notes issued in connection with acquisition to match the distribution to stockholders as per the initial retention and subsequent merger agreement.

(h)	To record the fair value of the debt issued as part of the merger consideration and the portion related to the chief executive officer retention bonus references in (g) above.

(i)	To eliminate Teranetics preferred and common stock, paid-in capital and accumulated deficit as of the date of acquisition.

(j)	To record the issuance of 7.4 million common PLX shares valued at $3.71 per share or $27,454,000

(k)	To record amortization expense of acquired intangibles resulting from the Teranetics acquisition.

(l)	To record interest expense related to the notes issued as a part of the merger consideration.

(m)	To adjust the interest expense of Teranetics line of credit and notes as if the debt was paid as of acquisition as required per the merger agreement.

(n)	To adjust the Teranetics retention bonus since it is a non-recurring charge recorded in connection with the merger.

(o)	To adjust the Teranetics' CEO’s bonus under a pre-existing management compensation agreement. since it is a non-recurring charge resulting from the merger.

(p)	To adjust acquisition related costs incurred prior to acquisition.

(q)	Since the Company is in a net operating loss position with a fully reserved deferred tax asset, the income tax effect of the adjustments to the proforma statement of operations is assumed to be zero.

4. PRO FORMA COMBINED NET LOSS PER SHARE

The pro forma basic and diluted net income per share amounts presented are based upon the weighted average number of common shares outstanding during the period presented.  The entire 7.4 million shares issued in connection with the merger were included in the calculation as if they were issued on January 1, 2009.  As the combined company incurred a loss for the periods presented, the effect of dilutive securities, amounting to 727,000 shares, has been excluded from the computation of proforma combined diluted loss per share, as the impact would be anti-dilutive.